As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-278989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELCATH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	06-1245881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

566 Queensbury Avenue,

Queensbury, NY 12804

(212) 489-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerard Michel

Chief Executive Officer

Delcath Systems, Inc.

566 Queensbury Avenue,

Queensbury, NY 12804

(212) 489-2100 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ryan S. Sansom

Christina Roupas

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

(617) 937-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-278989) (the “Registration Statement”) as an exhibits-only filing to include the initial Loan and Security Agreement, dated August 6, 2021, between Delcath Systems, Inc., as borrower, and Avenue Venture Opportunities Fund, L.P., as lender, in the exhibits table. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page and the filed exhibits.

Except as described above, no other changes have been made to the Registration Statement, and accordingly the prospectus included in Part I of the Registration Statement, and all items of Part II, other than Item 16, have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date

3.1	Restated Certificate of Incorporation of the Registrant	Form S-1/A	333-233396	3.1	September 25, 2019

3.2	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated October 17, 2019	Form 8-K	001-16133	3.1	October 23, 2019

3.3	Certificate of Correction to Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated October 22, 2019	Form 8-K	001-16133	3.2	October 23, 2019

3.4	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, effective December 24, 2019	Form 8-K	001-16133	3.1	December 30, 2019

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated November 23, 2020	Form 8-K	001-16133	3.1	November 24, 2020

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated June 12, 2023.	Form 8-K	001-16133	3.1	June 12, 2023

3.7	Amended and Restated Bylaws of the Registrant	Form 10-Q	001-16133	3.8	November 13, 2023

4.1	Form of Pre-Funded Warrant	Form 8-K	001-16133	4.1	March 14, 2024

4.2	Warrant to Purchase Shares, dated March 31, 2023 issued by the Company to Avenue Venture Opportunities Fund, L.P.	Form 10-Q	001-16133	4.2	May 22, 2023

5.1	Opinion of Cooley LLP	Form S-3	333-278989	5.1	April 29, 2024

10.1	Form of Securities Purchase Agreement, dated March 14, 2024, by and among Delcath Systems, Inc. and the persons party thereto	Form 8-K	001-16133	10.1	March 14, 2024

10.2	Form of Registration Rights Agreement, dated March 14, 2024, by and among Delcath Systems, Inc. and the persons party thereto	Form 8-K	001-16133	10.2	March 14, 2024

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Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date

10.3	Loan and Security Agreement, dated August 6, 2021, between Delcath Systems Inc. as borrow and Avenue Venture Opportunities Fund, L.P., as lender	From 8-K	001-16133	10.1	August 11, 2021

10.4	First Amendment to Loan Documents issued by the Company to Avenue Venture Opportunities Fund, L.P., dated March 31, 2023.	From 10-Q	001-16133	10.3	May 22, 2023

23.1	Consent of Marcum LLP, independent registered public accounting firm	Form S-3	333-278989	23.1	April 29, 2024

23.2	Consent of Cooley LLP (included in Exhibit 5.1)	Form S-3	333-278989	5.1	April 29, 2024

24.1	Power of Attorney	Form S-3	333-278989	Signature Page	April 29, 2024

107	Filing Fee Table	Form S-3	333-278989	107	April 29, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 8, 2024.

DELCATH SYSTEMS, INC.

By:	/s/ Gerard Michel
Gerard Michel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard Michel Gerard Michel	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2024

/s/ Sandra Pennell Sandra Pennell	Principal Financial and Accounting Office	May 8, 2024

/s/ * John R. Sylvester	Chairman of the Board	May 8, 2024

/s/ * Elizabeth Czerepak	Director	May 8, 2024

/s/* Steven Salamon	Director	May 8, 2024

/s/ * Roger G. Stoll, Ph D	Director	May 8, 2024

/s/ * Gil Aharon	Director	May 8, 2024

*By:	/s/ Gerard Michel
Gerard Michel
Attorney-in-Fact

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